UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 13, 2016

StemCells, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39899 Balentine Drive, Suite 200, Newark, California	94560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 670-2282

7707 Gateway Blvd, Suite 140, Newark, California 94560

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Merger Agreement

On August 15, 2016, StemCells, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Microbot Medical Ltd., a private medical device company organized under the laws of the State of Israel (“Microbot”) and C&RD Israel Ltd., an Israeli corporation and wholly-owned subsidiary of the Company (“Merger Sub”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Microbot, Merger Sub will cease to exist and Microbot will survive as a wholly-owned subsidiary of the Company (the “Merger”). The respective boards of directors of StemCells and Microbot have approved the Merger Agreement and the transactions contemplated thereby.

At the effective time of the Merger (the “Effective Time”), each outstanding share of Microbot capital stock will be automatically converted into the right to receive that number of shares of Company common stock as determined pursuant to the exchange ratio described in the Merger Agreement (the “Exchange Ratio”). In addition, at the Effective Time: (i) all outstanding options to purchase shares of Microbot stock will be assumed by the Company and converted into options to purchase shares of Company common stock, in each case appropriately adjusted based on the Exchange Ratio; and (ii) all outstanding warrants to purchase shares of the capital stock of Microbot will be assumed by the Company and converted into warrants to purchase shares of Company common stock, in each case appropriately adjusted based on the Exchange Ratio. No fractional shares of Company common stock will be issued in the Merger. Following the consummation of the Merger, former stockholders of Microbot and certain advisors with respect to the Merger are expected to own 95% of the combined company and current stockholders of the Company are expected to own 5% of the combined company, in each case based on the fully diluted shares of each company prior to the consummation of the Merger.

In connection with the Merger, the Company will seek to amend its certificate of incorporation to: (a) effect a reverse stock split of the Company’s common stock, if necessary to comply with the listing requirements of the NASDAQ Capital Market; (b) increase the number of authorized shares of Company common stock; and (c) change the name of the Company to “Microbot Medical Inc.” or another name designated by Microbot (the “Charter Amendment”).

The Merger Agreement provides that, immediately following the Effective Time, the board of directors of the Company will be designated by Microbot.

The completion of the Merger is subject to various customary conditions, including, among other things: (a) the approval of the respective stockholders of the Company and Microbot; (b) subject to certain materiality exceptions, the accuracy of the representations and warranties made by each of the Company and Microbot and the compliance by each of the Company and Microbot with their respective obligations under the Merger Agreement; (c) approval for the listing of shares of the Company’s common stock to be issued in the Merger on the NASDAQ Capital Market; (d) approval of the transactions contemplated by the Merger Agreement by the Office of Chief Scientist at the Israeli Ministry of Economy; and (e) that the Company’s cash position, net of debt and certain other liabilities, is not less than $0, excluding any balance under the Note (as defined below) (the “Net Cash Condition”). The Company’s existing cash resources, together with the Note, are insufficient to satisfy all of its outstanding liabilities. Accordingly, in order to satisfy the Net Cash Condition and consummate the Merger, the Company will be required to negotiate significant reductions in outstanding balances with its creditors. A failure to negotiate reductions in these outstanding balances could result in the Company’s failure to satisfy its closing conditions under the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating each of the Company and Microbot to continue to conduct its respective business in the ordinary course, to provide reasonable access to each other’s information and to use reasonable best efforts to cooperate and coordinate to make any filings or submissions that are required to be made under any applicable laws or requested to be made by any government authority in connection with the Merger. The Merger Agreement also contains a customary “no solicitation” provision pursuant to which, prior to the completion of the Merger, neither the Company nor Microbot may solicit or engage in discussions with any third party regarding another acquisition proposal unless it has received an unsolicited, bona fide written proposal that the recipient’s board of directors determines is or would reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights in favor of each of the Company and Microbot.

The foregoing summary of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been provided pursuant to applicable rules and regulations of the SEC in order to provide investors and stockholders with information regarding its terms. However, it is not intended to provide any other factual information about the Company, Microbot, their respective subsidiaries and affiliates or any other party. In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for the purpose of the Merger Agreement and, as such, are intended solely for the benefit of the parties to the Merger Agreement. In many cases, the representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, Microbot, their respective subsidiaries and affiliates or any other party. Likewise, any reference to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in the Company’s public disclosures.

As a result of the foregoing, investors are encouraged not to rely on the representations, warranties and covenants contained in the Merger Agreement, or on any descriptions thereof, as accurate characterizations of the state of facts or condition of the company or any other party. Investors and stockholders are likewise cautioned that they are not third-party beneficiaries under the Merger Agreement and do not have any direct rights or remedies pursuant to the Merger Agreement.

Voting Agreements

On August 15, 2016, concurrently with the execution of the Merger Agreement, certain stockholders of Microbot (collectively, the “Key Microbot Stockholders”) entered into a voting agreement in favor of StemCells (collectively, the “StemCells Voting Agreement”). Pursuant to the StemCells Voting Agreement, the Key Microbot Stockholders have agreed, among other things, to vote all shares of capital stock of Microbot beneficially owned by them in favor of the Merger and the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, and any actions required in furtherance thereof. The Microbot Voting Agreement will terminate upon the earliest to occur of: (i) the termination of the Merger Agreement in accordance with its terms; (ii) the date on which the Merger becomes effective; or (iii) the date on which an amendment to the Merger Agreement is effected without the consent of the Key Microbot Stockholders that decreases the Exchange Ratio or materially and adversely affects such Key Microbot Stockholders. In addition, Investor (as defined below) has informed StemCells that it will vote its shares in favor of the Merger, the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement.

On August 15, 2016, concurrently with the execution of the Merger Agreement, all of the directors and certain stockholders of the Company (collectively, the “Key StemCells Stockholders”) entered into voting agreements in favor of Microbot (collectively, the “Microbot Voting Agreements”). Pursuant to the Microbot Voting Agreements, the Key StemCells Stockholders have agreed, among other things, to vote all shares of capital stock of the Company beneficially owned by them in favor of the approval of the Charter Amendment, the issuance of Company common stock in connection with the Merger, and any actions required in furtherance thereof. The terms of the Microbot Voting Agreements are substantially similar to the terms of the StemCells Voting Agreement, discussed above.

The foregoing summary of the StemCells Voting Agreements and the Microbot Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of voting agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated by reference herein.

Secured Note and Security Agreement

On August 15, 2016, concurrently with the execution of the Merger Agreement, the Company issued a 5.0% secured note (the “Note”) to Alpha Capital Anstalt (“Investor”), in the principal amount of $2 million, for value received, payable upon the earlier of (i) 30 days following the consummation of the Merger and (ii) December 31, 2016. Proceeds from the Note are to be used for Closing costs in connection with the Merger and operational expenses leading to such Closing.

Pursuant to the terms of the Note, the Company is obligated to pay interest on the principal amount owed under the Note at a fixed rate per annum of 5.0%, payable monthly in arrears on the first of the month, beginning on January 1, 2017 until the principal amount is paid in full. In addition, on August 15, 2016, the Company and Investor entered into a Security Agreement to secure the Company’s obligations under the Note. The Company’s obligations are secured by a first priority security interest in all of the Company’s intellectual property and certain other general assets.

The foregoing summary of the Note does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Note, a copy of which is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Company Warrant Exchange

As part of the Company’s obligations under the Merger Agreement, the Company has negotiated with certain institutional holders of the Company’s 2016 Series A and Series B warrants to have such holders surrender their 2016 Series B warrants in exchange for a reduced exercise price of $0.30 per share on their existing 2016 Series A warrants and the elimination of the anti-dilution price protection in the 2016 Series A warrants. As a result of the exchange, the exercise price for all outstanding 2011 Series A warrants and 2016 Series A and Series B warrants has been reset to equal $0.30 per share. The 2016 Series B warrants remain unexercisable pursuant to their terms.

Forward Looking Statements

Statements in this Current Report on Form 8-K (the “Form 8-K”) regarding the proposed Merger, the timing, conditions to and anticipated completion of the proposed Merger, the expected ownership of the combined company and the combined company’s board of directors constitute forward-looking statements. Any statements that are not purely statements of historical fact should also be considered to constitute forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the risk that the Company and Microbot may not be able to complete the proposed Merger and other risks and uncertainties more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the SEC, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed contemporaneously with this Form 8-K, as well as the other filings that the Company makes with the SEC. Investors and security holders are also urged to read the risk factors set forth in the proxy statement carefully when they are available.

In addition, the statements made in this Form 8-K reflect our expectations and beliefs as of the date of the filing of the Form 8-K. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date after the date of filing of this Form 8-K.

Important Information and Where to Find It

This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. A definitive proxy statement and a proxy card will be filed with the SEC and will be mailed to the Company’s stockholders seeking any required stockholder approvals in connection with the proposed transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Stockholders may obtain, free of charge, copies of the definitive proxy statement and any other documents filed by StemCells with the SEC in connection with the proposed transactions at the SEC’s website (http://www.sec.gov), at StemCells’ website, or by directing written request to: StemCells, Inc. 39899 Balentine Drive, Suite 200, Newark, CA 94560, Attention: Kenneth Stratton, Esq.

The Company and its directors and executive officers and Microbot and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Definitive Proxy Statement on Schedule 14A relating to the 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 8, 2016. This document is available free of charge at the SEC web site (www.sec.gov), at the Company’s website, or by directing a written request to the Company as described above.

Item 1.02	Termination of a Material Definitive Agreement.

On July 13, 2016, the Company entered into an agreement with both Miltenyi Biotec, Inc., a California subsidiary of a German research tools company (“Miltenyi”), and Portfolio Investors, LLC, the Company’s landlord for its leased facility in Sunnyvale, California, providing for the Company’s early exit from the Sunnyvale facility. As part of these transactions, the Company assigned its existing real property lease to the Sunnyvale facility to Miltenyi and Miltenyi purchased certain equipment and other assets from the Company for $650,000.

On July 29, 2016, the Company entered into a settlement agreement with BMR-Pacific Research Center LP (“BMR”), the Company’s landlord for its Newark facility, in connection with allegations that the Company breached its real property lease at its Newark facility by winding down its operations (the “Settlement Agreement”). The lease was entered into in 2010 and was to terminate on June 2022. Deferred rent for this facility was approximately $1,349,000 as of August 1, 2016. As part of the Settlement Agreement, the Company has agreed to make a one-time settlement payment of $800,000 to BMR and BMR agreed to permit the Company to exit the Newark facility on August 1, 2016 and to dismiss the civil complaint filed against the Company with prejudice.

The foregoing summaries of the Miltenyi agreement and the Settlement Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the agreements, copies of which are attached hereto as Exhibits 10.4 and 10.5 and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K under the heading “Secured Note and Security Agreement” is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Merger, the Company will issue unregistered shares of Company Common Stock to the stockholders of Microbot and certain advisors with respect to the Merger. The number of shares to be issued, the nature of the transaction and the nature and amount of consideration received by the Company are described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 3.02.

The shares to be issued by the Company to the stockholders of Microbot in the Merger will be issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933 because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act of 1933, and other applicable requirements were met.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2016, Ian Massey notified the Company’s Board of Directors (the “Board”) of his decision to resign from his position as Chief Executive Officer, President and as a director of the Company, effective on August 15, 2016.

Mr. Massey has received severance compensation and other benefits in accordance with the terms and provisions of a letter agreement entered into by the Company and Mr. Massey, as well as a separation agreement and release of claims entered into by Mr. Massey and the Company. The terms of the letter agreement and separation agreement entitled Mr. Massey to a one-time lump sum payment of $216,667.

On August 14, 2016, Gregory Schiffman notified the Board of his decision to resign from his position as the Chief Financial Officer of the Company, effective on August 15, 2016.

Mr. Schiffman has received severance compensation and other benefits in accordance with the terms and provisions of a letter agreement entered into by the Company and Mr. Schiffman, as well as a separation agreement and release of claims entered into by Mr. Schiffman and the Company. The terms of the letter agreement and separation agreement entitled Mr. Schiffman to a one-time lump sum payment of $187,500 and COBRA premiums for a period of twelve months following termination.

On August 14, 2016, the Board appointed Kenneth Stratton to serve as interim President, effective on August 15, 2016.

On August 15, 2016, in connection with the announcement of the Merger Agreement, R. Scott Greer, Alan Trounson and Irving Weissman resigned from their positions as members of the Board, as well as members of the respective Board committees on which they serve. None of the foregoing resignations were the result any disagreement with the Company on any matter. Eric Bjerkholt, Ricardo Levy and John Schwartz will continue to serve as members of the Board. The Board unanimously approved the Merger Agreement and the transactions contemplated thereby.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of August 15, 2016, by and among StemCells, Inc., C&RD Israel Ltd. and Microbot Medical Ltd.*

10.1	Form of Voting Agreement, dated as of August 15, 2016, by and among StemCells, Inc., and certain stockholders of Microbot Medical Ltd.

10.2	Form of Voting Agreement, dated as of August 15, 2016, by and among Microbot Medical Ltd., and certain stockholders of StemCells, Inc.

10.3	5.00% Secured Note issued on August 15, 2016 by StemCells, Inc.

10.4	Asset Purchase Agreement, dated as of July 13, 2016, by and between StemCells, Inc. and Miltenyi Biotec, Inc.

10.5	Settlement Agreement, dated as of July 29, 2016, by and among BMR-Pacific Research Center LP and StemCells, Inc.

99.1	Investor Presentation of Microbot Medical Ltd.

*	The schedules to the Agreement and Plan of Merger and Reorganization have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 15, 2016	StemCells, Inc.

/s/ Kenneth B. Stratton
	Name:	Kenneth B. Stratton
	Title:	General Counsel

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of August 15, 2016, by and among StemCells, Inc., C&RD Israel Ltd. and Microbot Medical Ltd.*

10.1	Form of Voting Agreement, dated as of August 15, 2016,by and among StemCells, Inc., and certain stockholders of Microbot Medical Ltd.

10.2	Form of Voting Agreement, dated as of August 15, 2016, by and among Microbot Medical Ltd., and certain stockholders of StemCells, Inc.

10.3	5.00% Secured Note issued on August 15, 2016 by StemCells, Inc.

10.4	Asset Purchase Agreement, dated as of July 13, 2016, by and between StemCells, Inc. and Miltenyi Biotec, Inc.

10.5	Settlement Agreement, dated as of July 29, 2016, by and among BMR-Pacific Research Center LP and StemCells, Inc.

99.1	Investor Presentation of Microbot Medical Ltd.

*	The schedules to the Agreement and Plan of Merger and Reorganization have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.